Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements and financial statement schedules, which appear in ELXSI. Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------

PricewaterhouseCoopers LLP
Tampa, Florida
December 13, 2001